UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 22, 2019

(Exact name of registrant as specified in its charter)

Ohio	001-33653	31-0854434
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center 38 Fountain Square Plaza, Cincinnati, Ohio		45263
(Address of Principal Executive Offices)		(Zip Code)

(800) 972-3030

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, Without Par Value	FITB	The NASDAQ Stock Market LLC
Depositary Shares Representing a 1/1000th Ownership Interest in a Share of 6.625% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series I	FITBI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

As previously announced, on April 25, 2019, Fifth Third Bancorp (“Fifth Third”) entered into an accelerated share repurchase transaction with JPMorgan Chase Bank, National Association, London Branch (“JPM”) pursuant to which Fifth Third would purchase approximately $200 million of its outstanding common stock under two $100 million confirmations (the “April 2019 Repurchase”). Fifth Third is repurchasing the shares of its common stock as part of its 100 million share repurchase program previously announced in a current report on Form 8-K filed on February 27, 2018.

On May 22, 2019 and May 23, 2019, Fifth Third was notified by JPM that it had finished purchasing shares in connection with both $100 million confirmations from the April 2019 Repurchase. A total of 6,015,570 shares were repurchased upon execution of the April 2019 Repurchase (3,007,785 for each separate confirmation), and an additional 615,508 shares were repurchased today upon completion of the first confirmation and 602,297 shares were repurchased yesterday upon completion of the second confirmation. In total, 3,623,293 shares have been repurchased at an average price of $27.8252 per share under the first confirmation and 3,610,082 shares have been repurchased at an average price of $27.9262 per share under the second confirmation.

The April 2019 Repurchase is in addition to the repurchase agreements that Fifth Third entered into with JPM on March 11, 2019 for $913 million (the “March 2019 Repurchase”), which is expected to settle on or before June 28, 2019. After the completion of the April 2019 Repurchase as well as the initial share delivery of the March 2019 Repurchase, Fifth Third has approximately 22 million shares of remaining repurchase authority under the aforementioned February 27, 2018 repurchase program.

JPM and certain of its affiliates have performed, and in the future may perform, various financial advisory and other services for Fifth Third and Fifth Third’s affiliates for which they have received, and may in the future receive, customary fees and expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP
(Registrant)

May 24, 2019	By:	/s/ JAMES C. LEONARD
James C. Leonard
Executive Vice President and Treasurer